UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51403 (Commission File Number)	26-2590455 (IRS Employer Identification No.)

660 LaBauve Drive Westwego, LA (Address of Principal Executive Offices)	70094 (Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 28, 2011 Blackwater Midstream Corp.’s (the “Company”) management made a presentation (the “Presentation”) to a group of accredited investors, brokers and other attendees regarding the Company’s business model, current operations, future operational projections and current outlook at the Financial Services Exchange, Inc.’s FSX Investment Conference held in New Orleans, Louisiana.

Included in the forward looking statements appearing in the Company’s Presentation are the Company’s estimates of potential storage utilization rates, revenues, expenses, financing costs and potential future terminal acquisitions.

The information in the Presentation includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to prospective acquisitions or anticipated future results.  Forward-looking statements relate to expectations or forecasts of future events.  Blackwater Midstream Corp. does not assume the obligation to update any forward-looking statement.  Many factors could cause actual results to differ materially from Blackwater Midstream Corp.’s forward-looking statements, including market forces, economic factors, the availability of capital and credit, current and future competition and other uncertainties.  For further details about these and other factors that may impact the forward-looking statements, see Blackwater Midstream Corp.’s Securities and Exchange Commission filings, including the "Risk Factors" in the Annual Report on Form 10-K.  This discussion and analysis should be read in conjunction with our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K as of and for the year ended March 31, 2011.  For more information, please reference our website at www.BlackwaterMidstream.com

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No. 10.1	Exhibit Description July 28, 2011 PowerPoint Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2011	BLACKWATER MIDSTREAM CORP. a Nevada corporation

	By:	/s/ Donald St. Pierre
Donald St. Pierre
Chief Financial Officer

Exhibit Index

Exhibit No. 10.1	Exhibit Description July 28, 2011 PowerPoint Presentation